                                    EXHIBIT
                                   1(10)(b)
                              Form of Application

       EMPLOYER MASTER APPLICATION (Part 1A) and TEMPORARY LIFE INSURANCE
                                    AGREEMENT
                Group Flexible Premium Adjustable Life Insurance

To:  [_] Massachusetts Mutual Life Insurance Co.            [_] MML Bay State Life Insurance Co.
         Home and Principal Administrative Office:              Principal Administrative Office:
         Springfield, Massachusetts 01111-0001                  Springfield, Massachusetts 01111-0001
                           For New Life Insurance Under Employer - Sponsored Plans

Employer Data
1.)  Name:

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2.)  Business Address:

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     Street & No.                      City             State       Zip Code

3.)  Payroll Administrator:
                           ----------------------------------------------------

4.)  Primary Contact (include telephone number):
                                                -------------------------------

5.)  Taxpayer ID No.:
                     ----------------------------------------------------------

6.)  Nature of Business:
                        -------------------------------------------------------
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Proposed Insured Data

For each Proposed Insured, the attached census lists: Full Name, Social Security Number, Date Of Birth, Sex and, for the first Certificate Year, Selected Face Amount

7.)  Number of Eligible Participants:
                                     -----------------------------------

8.) Have all eligible participants been actively-at-work on a full-time basis during the 90 days prior to their participation in the plan for the Employer or its affiliate(s)? (disregard vacations and absences of less than 7 days)
      Yes        No; If "No," give detailed explanation in no. 21.
------     ------

9.) Are any eligible participants receiving or applying to
    receive disability  benefits as of the date they become
    eligible to participate in the plan?
                                                                     Yes      No
                                                                -----    -----
10.) Is every Proposed Insured a citizen of and resident
     in the USA?
                                                                     Yes      No
                                                                -----    -----
If "No," is citizenship and residence of each Proposed
Insured indicated on the census?
                                                                     Yes      No
                                                                -----    -----
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Life Insurance Data (Please check (X) on the appropriate line if you desire the specified feature.)
11.) Variable Rider Option:     Yes      No
                           -----    -----

12.) Other Electable Riders:
     Waiver of Monthly Charges Rider
-----
     Accidental Death & Dismemberment (AD&D)
-----

13.) Death Benefit Option:
     Option A - Selected Face Amount
-----
     Option B - Selected Face Amount plus Account Value
-----

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14.) Loan Interest Rate:
         Adjustable       6% Fixed
    -----            -----

15.) Formula for Determining Benefit Schedule:
         1 - % of Salary (Specify. Salaries must be included with census data)
    -----
    ---------------------------------------------------------------------------
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         2 - Flat or Class Plan (specify)
    -----                                 -------------------------------------
    ---------------------------------------------------------------------------
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         3 - Other (specify)
    -----                    --------------------------------------------------
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16.) Plan Effective Date (for all certificates on Proposed Insureds listed on attached census):
                      ----------------------

17.) Modal Term:
     a.)      Annual      Semi-Annual      Quarterly      Monthly
         -----       -----            -----          -----
     b.) Amount of Employer additional premium (if any):
                                                        -------------------
         Frequency for Employer additional premium:
              Annual      Semi-Annual      Quarterly      Monthly
         -----       -----            -----          -----

18.) Owner: as designated by the Proposed Insured on the Part 1B

19.) Beneficiary: as designated by the Proposed Insured on the Part 1B

20.) Will the insurance now being applied for replace or change, or is it intended to replace or change, any insurance or annuity, in whole or in part,
issued by this or any other company?                               Yes      No
                                                              -----    -----
If "Yes," give company name, policy number, amount and plans in no. 21.

21.) Remarks:

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22.) Premium remitted with this Application $                     .
                                             ---------------------
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Temporary Insurance Agreement

23.) The Employer applies for temporary life insurance on the life of each
     Proposed Insured listed in the attached census:
     Yes      No; If "No,"the following provisions of this section do not apply.
-----    -----

24.) The effective date of the temporary insurance agreement is the latest of:

         (i) The date we receive from the Employer an amount of premium not less than one-fourth of the sum of the annual modal term premiums for the certificates applied for;

         (ii) The date this Application (Part 1A) is signed by one of our Officers; or

         (iii) The date chosen by the Employer (please specify date)           .
                                                                    -----------
During the temporary insurance period, the amount of premium received will be held in a suspense account.

25.) The amount of temporary insurance on the life of a Proposed Insured is:

            The Selected Face Amount for the first Certificate Year, as shown ----- in the census; or

            Other - (Provide formula)                                          .
      -----                          ------------------------------------------

In no event however, may the amount of temporary insurance be greater than our Guaranteed Issue limits.

26.) Any temporary insurance on the life of a Proposed Insured will terminate at the earliest of:

         (i) The date the permanent life insurance applied for in this application takes effect on the life of that Proposed Insured;

         (ii) The date the Proposed Insured fails to meet any requirements to qualify for the permanent insurance applied for;

         (iii) The date 90 days after the effective date of the temporary insurance; or

         (iv) The date the Employer's written notice of termination of the insurance is received by us at our Principal Administrative Office.

27.) Temporary Insurance Beneficiary Designation:
                                                 ------------------------------
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-------------------------------------------------------------------------------
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If the temporary insurance on the life of a Proposed Insured terminates for the reason specified above in no. 26(i), the amount of premium paid with this Application that was allocated to the certificate on the life of that Proposed Insured will be applied as premiums under that permanent life insurance certificate. If the temporary insurance on the life of a Proposed Insured terminates for any other reason, we will refund the amount of premium paid with this Application that was allocated to the certificate on the life of that Proposed Insured, less a mortality charge. This mortality charge will be for the period from the effective date of the temporary insurance to, but not including, the termination date. The mortality charge for that Proposed Insured will be based on the amount of temporary insurance on the Proposed Insured's life, and the term rate from the attached Table of Temporary Insurance Rates for the Proposed Insured's age.

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Acknowledgment and Signature

The person(s) signing below acknowledge and agree that:

The Application - This is part of an application for permanent life insurance. The application includes this Part 1A and its attached census and Table of Temporary Insurance Rates, the Part 1B (which has been or which will be completed by the Proposed Insured), any Part 2 that may be required, and any amendments or supplements to either Part. To the best of the knowledge and belief of the person(s) signing below, all statements in this application are complete and true and were truly recorded. Each person signing below adopts all the statements made in the application and agrees to be bound by them. This Application (Part 1A) is valid until withdrawn by the Employer by written notice to us at our Principal Administrative Office. Withdrawal of this Application (Part 1A) shall not necessarily affect its use with applications submitted prior to the date we receive such notice.

Our Liability - A minimum amount of premium may be paid to the agent in exchange for temporary life insurance as discussed above in the Temporary Insurance Agreement section. If this is done, we shall be liable only as set forth in that Agreement. If that amount of premium is not paid, we shall have no liability unless and until:

     - The application has been approved by us at our Principal Administrative Office; and
     - The first premium has been paid during the lifetime of the Proposed Insured; and
     - The Proposed Insured is actively working during the 90 days prior to their participation in the plan for the Employer or its affiliate(s); and
     - The policy, contract or certificate of coverage has been delivered to the person named as Owner in the certificate; and
     - At the time of payment and delivery, all statements in the application which are material to the risk are complete and true as though they were made at that time.

If any of these conditions are not met, the policy, contract or certificate of coverage and rider(s) applied for shall not take effect.

Authority of Agents - No agent can change the terms of this application or any policy, contract or certificate issued by us. No agent can waive any of our rights or requirements, or extend any time for payment.

Changes and Corrections - Any change or correction of the application will be shown on an Amendment of Application attached to the policy, contract or certificate. Acceptance of any policy, contract or certificate of coverage issued shall be acceptance of any change or correction of the application we made. However, unless otherwise indicated in this application, any correction or change of amount, classification, plan of insurance or riders must be agreed to in writing.
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Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines or confinement in prison.

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

For the Employer:


------------------------------------------------------          ------------------------------------------------------------
Print Name and Title of Person                                     Signature of Authorized Person
Authorized to Sign for the Employer

Signed at                                                               on
         ---------------------------------------------------------------  ----------------------------------
                  City                              State                           Date
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For the Life Insurance Company specified above
(if temporary insurance applied for):


------------------------------------------------------          ------------------------------------------------------------
Print Name and Title of Officer Authorized                         Officer's Signature                            Date
to Sign for Life Insurance Company
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Will the Insurance now being applied for replace, or change, or is it intended to replace or change, any insurance or annuity, in whole or in part, issued by this or any other company? If "yes," I have complied with all state replacement
requirements.       Yes      No
              -----     -----


------------------------------------------------------          ------------------------------------------------------------
General Agent Submitting Application                               Signature of Soliciting Registered Representative / Agent
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                                      -4-